SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 11, 2002


                               COLOR IMAGING, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        0-16450                                        13-3453420
(Commission File Number)                    (IRS Employer Identification No.)


                 4350 Peachtree Industrial Boulevard, Suite 100,
               Norcross, GA 30071 (Address of principal executive
                          offices, including zip code)


                                 (770) 840-1090
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     The Registrant has filed a registration statement on Form SB-2 (SEC Reg. No. 333-76090) pursuant to which the Registrant and certain stockholders plan to sell shares of the Registrant's common stock.

     The board of directors and management of Registrant realized that the difficulties surrounding the raising of significant equity capital from non-affiliates in this market environment are such that a restructure or reorganization of the operations of Registrant's wholly owned subsidiary, Logical Imaging Solutions, must be considered. At this time, the Registrant has not specifically allocated any of the proceeds of the pending offering on Form SB-2 to Logical Imaging Solutions' technology and business.

     Four of the Registrant's directors, Messrs. Brennan, St. Amour, Langsam and Hollander expressed concern over the future of Logical Imaging Solutions and the lack of the planned use of any proceeds from the pending offering for the further development of Logical Imaging Solution's business, as they were of the opinion that its business prospects warranted a greater investment. After informal discussion with Dr. Wang and Mr. Van Asperen this past July, the four concerned directors submitted several informal proposals, including a final proposal whereby a new company, Digital Color Print, Inc., initially owned by them, would acquire the capital stock of Logical Imaging Solutions in exchange for approximately 1.6 million shares of the Registrant's common stock. In addition to the 1.6 million shares to be exchanged for Logical Imaging Solution's shares, the Registrant would receive warrants to purchase shares of common stock of Logical Imaging Solutions or Digital Color Print approximating up to 15% of its then outstanding shares. There would also be several important conditions, such as the consent of the Registrant's bank and the release of the bank's security interest in the assets of Logical Imaging Solutions, a recommendation by the committee of disinterested directors with an opinion of an independent financial consultant of the fairness from a financial point of view of the transaction, if obtained, and the approval of the transaction by not only a majority of the board of directors but also of a majority of the disinterested members of board of directors.

     On August 23, 2002, the board of directors, by unanimous written consent, authorized the Registrant to enter into a definitive share exchange arrangement and appointed a committee of disinterested directors, Mr. Van Asperen and Mr. Allison, to conduct due diligence as appropriate and to engage, at their option, an independent consultant to evaluate the fairness, from a financial point of view, of the transaction.

     Effective as of September 11, 2002, the parties signed a share exchange agreement containing the business terms outlined above. The parties subsequently entered into an amendment to the share exchange agreement pursuant to which the number of shares of the Registrant's common stock to be exchanged for the capital stock of Logical Imaging Solutions was increased from 1.6 million to 1.7 million and a requirement was added that Logical Imaging Solutions have at least $100,000 on hand at closing. In addition, Michael Brennan agreed to execute a termination agreement pursuant to which Brennan's employment agreement would be immediately terminated and severance formerly payable through June 10, 2003 would be terminated as of March 10, 2003.

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

     In connection with the share exchange, Mr. Brennan transferred to Digital Color Print 724,215 shares of the Registrant's common stock, and Mr. St. Amour, together with his daughter, transferred to Digital Color Print an aggregate of 1,053,595 shares of the Registrant's common stock held by them as trustees of certain trusts.

     If all the conditions to the share exchange agreement are met, it is anticipated that the share exchange would be completed no later than October 10, 2002. At that time, Messrs. St. Amour, Langsam and Hollander will resign as directors of the Registrant. Mr. Brennan resigned as a director of the Registrant effective September 10, 2002. To date, the final recommendation of the committee has not been obtained, nor has the entire Board taken final action on the matter.

     After the closing of the proposed share exchange between Digital Color Print and the Registrant, Digital Color Print intends to make appropriate filings with the SEC and to offer to exchange shares of its common stock for shares held by holders of the Registrant's common stock. The Registrant is not sponsoring, encouraging, or responsible for the proposed offering by Digital Color Print. Conditions of the share exchange agreement include that Digital Color Print shall be solely responsible for such offering, including compliance with all applicable laws, and that it shall not accept the tender of more than an aggregate of 2,600,000 shares of the Registrant's common stock. Further, neither Logical Imaging Solutions nor Digital Color Print shall take any action in connection with their offering that could have the effect of reducing the number of the Registrant's stockholders below 325. As of September 9, 2002, the Registrant had 344 holders of record of its common stock. The description contained in this Form 8-K of the share exchange transaction is not complete, and the share exchange agreement, and the amendment, copies of which are exhibits to this Form 8-K, are incorporated herein by reference.

     Based upon guidance provided by APB 29 in connection with accounting for nonmonetary transactions, the 1.7 million shares of our common stock exchanged for all of the shares of common stock of Logical Imaging Solutions would be valued at approximately $2.5 million: equal to the fair value (which approximates the net book value) of Logical Imaging Solutions plus the transaction costs incurred. At present, the approximate net book value of Logical Imaging Solutions is $2.3 million, after adjustment for the conversion of approximately $2.1 million of inter-company advances from the Registrant to Logical Imaging Solutions to capital. The warrant that the Registrant would receive for approximately 15% of Logical Imaging Solutions, or Digital Color Print, would likely not be assigned any significant value, since it is not cashless, has an exercise price that increases from $1.50, to $2.25 and then to $3.25 per share each year over three years, expires after three years, is not registered for resale and have no current market.

     The Registrant has suspended all relocation and consolidation of Logical Imaging Solutions' operations and research and development activities from Santa Ana, California to Norcross, Georgia.

The following table sets forth, for the periods indicated, selected unaudited information relating to Logical Imaging Solutions. The information has been derived from the Registrant's audited and unaudited consolidated statements of operations.

                                               Twelve Months Ended                    Six Months Ended
                                                   December 31,                            June 30,
                                    --------------------------------------------     ---------------------
                                           2000                      2001                    2002
                                    -----------------         ------------------     ---------------------

Net Revenue                           $  723,063                  $  551,399                $  356,497
Operating (Loss)                        (306,341)                   (267,220)                 (254,466)
Net (Loss)                            $ (245,829)                 $ (204,154)               $ (163,082)


Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements.

         Not applicable.

     (b) Pro Forma Financial Information.

         Not applicable.

     (c) Exhibits.

Exhibit
Number    Description
-------   -----------

2.1* Share Exchange Agreement dated as of September 11, 2002 between Color Imaging, Inc., Logical Imaging Solutions, Inc., Digital Color Print, Inc., and the shareholders of Digital Color Print, Inc.

2.2 Amendment No. 1 to Share Exchange Agreement dated as of September 20, 2002 between Color Imaging, Inc., Logical Imaging Solutions, Inc.,
          Digital Color Print, Inc., and the shareholders of Digital Color Print, Inc.

-------------
* Pursuant to Rule 601(b)(2), the schedules and exhibits to this Agreement shall not be filed. A list of the schedules and exhibits is contained on the last page of the Agreement. The Registrant agrees to furnish supplementally a copy of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Color Imaging, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     COLOR IMAGING, INC.


Date:  September 24, 2002            By:  /s/ Morris E. Van Asperen
                                         ---------------------------------------
                                         Name:    Morris E. Van Asperen
                                         Title:   Executive Vice President and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
Number    Description
-------   -----------

2.1* Share Exchange Agreement dated as of September 11, 2002 between Color Imaging, Inc., Logical Imaging Solutions, Inc., Digital Color Print, Inc., and the shareholders of Digital Color Print, Inc.

2.2 Amendment No. 1 to Share Exchange Agreement dated as of September 20, 2002 between Color Imaging, Inc., Logical Imaging Solutions, Inc.,
          Digital Color Print, Inc., and the shareholders of Digital Color Print, Inc.

-------------
* Pursuant to Rule 601(b)(2), the schedules and exhibits to this Agreement shall not be filed. A list of the schedules and exhibits is contained on the last page of the Agreement. The Registrant agrees to furnish supplementally a copy of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.






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